UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 12, 2005

                                DUNE ENERGY, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     0-27897                    95-4737507
(State or Other Jurisdiction     (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


3050 Post Oak Blvd., Suite 695, Houston, Texas                      77056
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (713) 888-0895

          ------------------------------------------------------------
          (Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

      On September 14, 2005, Dune Energy, Inc. ("we" or the "Company") announced that it has entered into a participation agreement ("Agreement") with American Natural Energy Corporation ("ANEC") (TSX Venture: ANR.U). Pursuant to the Agreement, we will acquire certain exclusive exploration and development rights in ANEC's Joint Development Agreement with ExxonMobil Corp. (the "Development Agreement"), covering approximately 11,000 contiguous acres in St. Charles Parish, Louisiana (the "Bayou Couba Field"). ExxonMobil Production Company delivered its consent to our participation on September 12, 2005.

      Of the 11,000 acres covered by the Development Agreement, approximately 1,300 acres pertain to a lease referred to as the Delta Securities Lease. The Agreement provides us with the right to participate in 50% of ANEC's development rights in the Delta Securities Lease in exchange for our payment of $1 million by March 15, 2006. If the drilling of one of the first two exploratory wells drilled by Dune and ANEC is successful, Dune will be required to pay ANEC an additional $500,000. In addition, we shall have the right to participate in all of ANEC's exploration rights in the remaining 9,700 contiguous acres covered by the Development Agreement. Each party will pay its respective share of drilling, completion and operations costs. The Agreement is subject to the completion of a definitive agreement.

      Additionally, we announced the completion of the drilling of the DSCI 92ST well located on the Bayou Couba Lease. The well, drilled to a depth of approximately 6,040 feet, is producing approximately 300 bbl of oil and 280 Mcf of natural gas per day from a 12/64" choke. We have a 15.625% working interest in the well. Drilling has commenced on a second well located on the Bayou Couba Lease (the DSCI 51ST) in which we will have a 20.625% working interest. The DSCI 51ST is expected to be drilled to approximately 7,500 feet.

      A copy of the Company's press release dated September 14, 2005 is attached hereto and incorporated by reference herein.

Item 9.01 Exhibits.

      Exhibit No.        Description

      99.1 Press Release dated September 14, 2005 announcing the Company's entry into a Participation Agreement

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        DUNE ENERGY, INC.


DATE: September 14, 2005                By: /s/ Alan Gaines
                                            Alan Gaines
                                            Chairman and Chief Executive Officer

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                                  Exhibit Index

      Exhibit No.        Description

      99.1 Press Release dated September 14, 2005 announcing the Company's entry into a Participation Agreement